SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST F-10

Exhibit 107

Calculation of Filing Fee Tables

F-10

(Form Type)

Sprott Physical Platinum and Palladium Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Units	457(o)	(1)	(1)	$100,000,000(2)	$0.00014760	$14,760
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid							$0
	Total Fee Offsets							$4,279
	Net Fee Due							$10,481

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $100,000,000 for all units sold by Sprott Physical Platinum and Palladium Trust (the “Registrant”) pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all units sold by the Registrant pursuant to this registration statement exceed $100,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sprott Physical Platinum and Palladium Trust	F-10	333-266898	08/16/2022		$4,279(6)	Unallocated (Universal) Shelf	Units	Units	$46,164,918 (7)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-10	333-266898		08/16/2022						$0(6)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-10	333-239935		07/17/2020						$0(5)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-10	333-225753		06/20/2018						$0(4)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-10	333-211504		05/20/2016						$0(3)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-10	333-195552		04/29/2014						$128,800(2)
Fee Offset Sources	Sprott Physical Platinum and Palladium Trust	F-1	333-179017		1/13/2012						$52,934(1)

(1)	The Registrant previously paid $52,394 in registration fees (Registrant transferred funds of $52,934) with respect to the Registration Statement on Form F-1 (File No. 333-179017) filed on January 13, 2012, and amended by Amendment No. 7 (File No. 333-179017) on December 17, 2012 (the “2012 Registration Statement”), pertaining to the registration of $402,500,000 of securities of the Registrant, of which $16,382 of the registration fee remained unutilized.

(2)	The Registrant previously paid $128,800 in registration fees (Registrant transferred funds of $128,800) with respect to the Registration Statement on Form F-10 (File No. 333-195552) filed on April 29, 2014, (the “2014 Registration Statement”), pertaining to the registration of $1,000,000,000 of securities of the Registrant, all of which remained unutilized.

(3)	The Registrant previously paid $20,140 in registration fees (Registrant used $3,758 in available offsets from the 2014 Registration Statement and $16,382 in available offsets from the 2012 Registration Statement) with respect to the Registration Statement on Form F-10 (File No. 333-211504) filed on May 20, 2016 (the “2016 Registration Statement”), pertaining to the registration of $200,000,000 of securities of the Registrant, all of which remained unutilized.

(4)	The Registrant previously paid $12,450 in registration fees (Registrant used $12,450 in available offsets from the 2014 Registration Statement) with respect to the Registration Statement on Form F-10 (File No. 333-225753) filed on June 20, 2018 (the “2018 Registration Statement”), pertaining to the registration of $100,000,000 of securities of the Registrant, of which $11,738 of registration fees remained unutilized.

(5)	The Registrant previously paid $12,980 in registration fees (Registrant used $12,890 in available offsets from the 2018 Registration Statement and 2016 Registration Statement) with respect to the Registration Statement on Form F-10 (File No. 333-239935) filed on July 17, 2020 (the “2020 Registration Statement”), pertaining to the registration of $100,000,000 of securities of the Registrant.

(6)	The Registrant previously paid $9,270 in registration fees (Registrant used available offsets from the 2018 Registration Statement) with respect to the Registration Statement on Form F-10 (File No. 333-266898) filed on August 16, 2022 (the “2022 Registration Statement”), pertaining to the registration of $100,000,000 of securities of the Registrant, of which $4,279 in registration fees remained unutilized. As the total filing fee required for this Registration Statement is $14,760, taking into consideration the available offset of $4,279 from the 2022 Registration Statement, the amount paid herewith is $10,481.

(7)	The registrant has terminated or completed any offering that included the unsold securities under the 2022 Registration Statement.